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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

eSoft, Inc.
Broomfield, CO

                  We consent to the incorporation by reference in this Registration Statement on Form S- 8, pertaining to the APEXX TECHNOLOGY INCORPORATED RESTRICTED STOCK OPTION PLAN,FOUNDERS NON-QUALIFIED STOCK OPTION AGREEMENT,1998 STOCK PLAN and 1994 STOCK PLAN, of our reports dated January 29, 1999, on the financial statements of eSoft, Inc. as at December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, included in its annual report (Form 10-KSB) of eSoft, Inc. for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                        /s/ BDO SEIDMAN, LLP

                                                       BDO SEIDMAN, LLP




Boulder, Colorado,
June 7, 1999